EXHIBIT 1.1


                                  May ___, 1998




Berthel Fisher & Company Financial Services, Inc.
100 Second Street S.E.
Cedar Rapids, Iowa 52401

Westport Resources Investment Services, Inc.
315 Post Road West
Westport, Connecticut 06880

Marion Bass Securities Corporation
4000 Park Road
Charlotte, North Carolina 28209

Ladies and Gentlemen:

HLM Design, Inc., a Delaware corporation (the "Company"), of 121 West Trade Street, Suite 2950, Charlotte, North Carolina 28202, hereby confirms its agreement with Berthel Fisher & Company Financial Services, Inc. ("Berthel"), Westport Resources Investment Services, Inc. and Marion Bass Securities Corporation ("Marion Bass") ("Westport" and "Marion Bass") together with Berthel, the "Managers") and members of the Underwriting Group (hereinafter, the Managers and other members of the Underwriting Group being referred to herein as the "Underwriting Group" or "Underwriters") as follows:

                                    SECTION I

                            DESCRIPTION OF SECURITIES


         The Company's authorized and outstanding capitalization when the offering of the securities contemplated hereby is permitted to commence and at the Closing Date (hereinafter defined), will be as set forth in the Registration Statement and Prospectus included therein (each as hereinafter defined). The Company proposes to issue and sell to the Underwriting Group an aggregate of One Million Two Hundred Thousand (1,200,000) shares (the "stock") of its authorized $0.001 par value common stock, at a price of $________* per share on the terms as hereinafter set forth. The Underwriting Group shall also have an over-allotment option to purchase up to an additional One Hundred Eighty Thousand (180,000) shares as provided in Section 3.01 hereof.




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         The Company proposes to issue and sell to the Managers, on the Closing
Date at a price of $.01 per warrant, warrants (the "Warrants") to purchase shares of the Company's common stock (the "Warrant Stock") as provided in
Section 3.03 hereof.

                                    SECTION 2

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         In order to induce the Underwriting Group to enter into this Agreement, the Company hereby represents and warrants to and agrees with the Underwriting Group as follows:


     2.01. REGISTRATION STATEMENT AND PROSPECTUS. A registration statement on Form S-1 (File No. 333-40616) (as amended to date the "Registration Statement"), with respect to the Stock, including the related Prospectus, copies of which have heretofore been delivered by the Company to the Managers, has been prepared by the Company, and conforms in all material respects with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations ("Rules and Regulations") of the Securities and Exchange Commission (the "Commission") promulgated thereunder, and said Registration Statement has been filed with the Commission under the Act; one or more amendments to said Registration Statement, copies of which have heretofore been delivered to the Managers, has or have heretofore been filed; and said Registration Statement has been declared effective (as hereinafter defined) with the Commission.


         As used in this Agreement, the term "Registration Statement" refers to and means said Registration Statement on Form S-1 and all amendments thereto, including the Prospectus, all exhibits thereto and financial statements, as it became effective; the term "Prospectus" refers to and means the Prospectus included in the Registration Statement when it became effective and a Prospectus filed with the Commission pursuant to Rule 424 of the Act, after the Effective Date; and the term "Preliminary Prospectus" refers to and means any prospectus included in said Registration Statement before it became effective. The term "effective" refers to the entry of an order by the Commission declaring the Registration Statement effective pursuant to Section 8 of the Act. The term "Effective Date" refers to the date the Commission declares the Registration Statement effective.

     2.02. ACCURACY OF REGISTRATION STATEMENT AND PROSPECTUS. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus with respect to the Stock, and each Preliminary Prospectus conformed, when so filed, in all material respects with the requirements of the Act and the applicable Rules and Regulations of the Commission thereunder and to the best of the Company's knowledge did not include at the time of filing any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein in light of the circumstances in which they were made, not misleading. As of the date hereof, and on the Closing Date, the Registration Statement and Prospectus and any further amendments or supplements thereto will contain all statements which are required to be stated therein in accordance


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with the Act and the rules and regulations for the purposes of the proposed public offering of the Stock, and all statements of material fact contained in the Registration Statement and Prospectus will be true and correct, and neither the Registration Statement nor the Prospectus will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made, not misleading; provided, however, the Company does not make any representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon information furnished on behalf of the Managers specifically for use in connection with the preparation thereof.


     2.03. FINANCIAL STATEMENTS. The financial statements of the Company together with related schedules and notes as set forth in the Registration Statement and Prospectus present fairly the financial position of the Company and the results of its operations and the changes in its financial position at the respective dates and for the respective periods for which they apply; such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied, throughout the periods indicated except as otherwise stated therein.


     2.04. INDEPENDENT PUBLIC ACCOUNTANT. Deloitte & Touche LLP, which has certified certain of the financial statements filed with the Commission as part of the Registration Statement and Prospectus, are independent certified public accountants within the meaning of the Act and the rules and regulations promulgated thereunder.


     2.05. NO MATERIAL ADVERSE CHANGE. Except as may be reflected in or contemplated by the Registration Statement or the Prospectus, since the dates as of which information is given in the Registration Statement and Prospectus, (i) there has not been any material adverse change in the condition, financial or otherwise, of the Company or in its business taken as a whole; (ii) there has not been any material transaction entered into by the Company other than transactions in the ordinary course of business; (iii) the Company has not incurred any material obligations, contingent or otherwise, which are not disclosed in the Prospectus; (iv) there has not been any change in the capital stock or long-term debt (except current payments) of the Company; and (v) the Company has not paid or declared any dividends or other distributions on its common stock.


     2.06. NO DEFAULTS. The Company is not in any default, which default has not been waived, in the performance of any obligation, agreement or condition contained in any debenture, note or other evidence of indebtedness or any indenture or loan agreement of the Company. Except with respect to such defaults which have been waived in writing or for which consents have been obtained in writing, the execution and delivery of this Agreement and the consummation of the transactions herein contemplated, and compliance with the terms of this Agreement will not conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, the certificate of incorporation, as amended, or bylaws of the Company, any note, indenture, mortgage, deed of trust, or other agreement or instrument to which the Company is a party or by which it or any of its property is bound, or any existing law, order, rule, regulation, writ, injunction, or decree of any government, governmental instrumentality, agency or body,


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arbitration tribunal or court, domestic or foreign, having jurisdiction over the
Company or its property. The consent, approval, authorization, or order of any court or governmental instrumentality, agency or body is not required for the consummation of the transactions herein contemplated except such as may be required under the Act or under the blue sky or securities laws of any state or jurisdiction.


     2.07. INCORPORATION AND STANDING. The Company is duly incorporated and validly existing and is in good standing as a corporation under the laws of the state of Delaware with authorized and outstanding capital stock as set forth in the Registration Statement and the Prospectus, and with full corporate power and authority to own its property and conduct its business, present and proposed, as described in the Registration Statement and Prospectus; the Company has full corporate power and authority to enter into this Agreement. The Company is duly qualified and in good standing as a foreign corporation in each jurisdiction in which it owns or leases real property or transacts business requiring such qualification, except where the failure to so qualify or to be in good standing would not result in a material adverse effect on the Company. The Company has no subsidiaries other than as shown in Exhibit 21.1 to the Registration Statement.


     2.08. LEGALITY OF OUTSTANDING STOCK. The outstanding common stock of the Company has been duly authorized, validly issued and is fully paid and nonassessable and will conform to all statements with regard thereto contained in the Registration Statement and Prospectus. No sales of securities have been made by the Company in violation of the registration provisions of the Act.


     2.09. LEGALITY OF STOCK, WARRANT STOCK AND WARRANTS. The Stock and Warrant Stock have been duly and validly authorized and, when issued and delivered against payment therefor as described in this Agreement or in the Warrants, as applicable, will be validly issued, fully paid and nonassessable. The Stock and Warrant Stock, upon issuance, will not be subject to the preemptive rights of any shareholders of the Company. The Warrants, when sold and delivered, will constitute valid and binding obligations of the Company enforceable against it in accordance with the terms thereof. A sufficient number of shares of common stock have been reserved for issuance upon exercise of the Warrants. The Stock and Warrants conform to all statements with regard thereto in the Registration Statement and Prospectus.


     2.10. PRIOR SALES. No securities of the Company or of an affiliate or of a predecessor of the Company have been sold within one year prior to the date hereof, except as set out in Item 15 of Part II of the Registration Statement.

     2.11. LITIGATION. Except as set forth in the Registration Statement and Prospectus, there is no action, suit or proceeding before any court or governmental agency, authority or body pending or, to the knowledge of the Company, threatened, which might result in judgments against the Company not adequately covered by insurance or reserves established and reflected in the Company's financial statements or which collectively might result in any material adverse change in the condition (financial or otherwise), of the business, or properties or assets of the Company.


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     2.12. WARRANTS. Upon delivery of and payment for the Warrants to be sold by the Company as set forth in Section 3.03 of this Agreement, the Managers and the Underwriter's designees will receive good and marketable title thereto, free and clear of all liens, encumbrances, charges and claims whatsoever arising through or against the company; and the Company has, as of the date hereof, and will have at the time of delivery of such Warrants full corporate right and power and all authorization and approval required by law to sell, transfer and deliver such Warrants in the manner provided hereunder.


     2.13. FINDER. The Company knows of no outstanding claims for services in the nature of a finder's fee or origination fee with respect to the sale of the Stock hereunder resulting from its acts for which the Managers may be responsible.


     2.14. EXHIBITS. There are no contracts or other documents which are required to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations which have not been so filed, and, except as may be indicated in the prospectus, each contract to which the Company is a party and to which reference is made in the Prospectus has been duly and validly executed, is in full force and effect in all material respects in accordance with its terms, and none of such contracts has been assigned by the Company; and the Company knows of no present situation or condition or fact which would prevent its compliance with the terms of such contracts, as amended to date. Except for amendments or modifications of such contracts in the ordinary course of business, the Company has no intention of exercising any right which it may have to cancel any of its obligations under any of such contracts, and has no knowledge that any other party to any of such contracts has any intention not to render full performance under such contracts.


     2.15. TAX RETURNS. The Company has filed all federal and state tax returns which are required to be filed by it and has paid all taxes shown on such returns and on all assessments received by it to the extent such taxes have become due, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. All taxes with respect to which the Company is obligated have been paid or adequate accruals have been set up to cover any such unpaid taxes.

     2.16. PROPERTY. Except as otherwise set forth in or contemplated by the Registration Statement and Prospectus, the Company has good title, free and clear of all liens, encumbrances and defects, except liens for current taxes not due and payable, to all property and assets which are described in the Registration Statement and the Prospectus as being owned by the Company, subject only to such exceptions as are not material and do not adversely affect the present or prospective business of the Company.


     2.17. AUTHORITY. The execution and delivery by the Company of this Agreement has been duly authorized by all necessary corporate action.



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        2.18 LEGALITY OF OPERATIONS. The operations of the Company are in material compliance with applicable state laws governing permitted owners of engineering and architectural firms, and governing the splitting of professional fees paid to engineers and architects with persons not licensed to engage in such professions.

                                    SECTION 3

                         PURCHASE AND SALE OF THE STOCK

     3.01. PURCHASE OF STOCK AND OVER-ALLOTMENT OPTION. The Company hereby agrees to sell to members of the Underwriting Group named in Schedule I hereto (for all of whom the Managers are acting), severally and not jointly, and each member of the Underwriting Group, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase from the Company, severally and not jointly, the number of shares of Stock set forth opposite their respective names in Schedule I hereto at a purchase price of $_____*per share.


         The Company hereby grants to the Underwriting Group an option (the "Option") for a period of 45 days after the date of the Prospectus to purchase at a purchase price of $_____* per share up to One Hundred Eighty Thousand (180,000) additional shares of Stock in order to cover over-allotments. The Option shares of Stock shall be purchased for the account of each member of the Underwriting Group as nearly as practicable in the proportion that the number of shares of Stock set opposite the name of each Underwriter in Schedule I hereto bears to One Million Two Hundred Thousand (1,200,000).

       3.01.01. DEFAULT BY AN UNDERWRITER. If any of the Underwriters shall fail to purchase the entire number of shares of Stock set opposite its name in
Schedule I hereto, and such failure to purchase shall constitute a default by such Underwriter in the performance of its obligations under this Agreement, the remaining Underwriters shall have the right and shall be obligated to take up and pay for (in the respective proportions which the number of shares of Stock set opposite the names of the several remaining Underwriters bears to the aggregate number of shares of Stock set opposite the names of all the remaining Underwriters) the entire amount of shares of Stock which the defaulting Underwriter agreed but failed to purchase, provided, however, that the aggregate amount of all such increases for all non-defaulting Underwriters shall not exceed One Hundred Twenty Thousand (120,000) shares of Stock, and provided, further, that in the event that such additional shares of Stock shall exceed the foregoing maximum, the remaining Underwriters shall have the right, but shall not be obligated, to take up and pay for (in such proportions as may be agreed upon among them) the entire amount (but not less than all) of the remaining shares of Stock which all defaulting Underwriters agreed but failed to purchase.


       3.01.02. LIABILITY OF DEFAULTING UNDERWRITER. Nothing contained in this
Section 3.01 shall relieve any defaulting Underwriter of its liability, if any, to the Company or to the remaining Underwriters for damages occasioned by its default hereunder.


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       3.01.03. RIGHTS OF REMAINING UNDERWRITERS. If any of the Underwriters
shall fail to purchase the entire number of shares of Stock set opposite its name and such failure to purchase shall not constitute a default by such Underwriter in the performance of its obligations under this Agreement, the remaining Underwriters shall have the right, but shall not be obligated, to take up and pay for (in such proportions as may be agreed upon among them) the entire amount (but not less than all) of the shares of Stock which all withdrawing Underwriters agreed but failed to purchase.

     3.02. PUBLIC OFFERING PRICE. The Underwriters propose to offer the Stock to the public at a public offering price of $______* per share as set forth in the Prospectus. The Underwriters may allow such concessions and discounts upon sales to selected dealers as described in the Registration Statement.


       3.02.01. PAYMENT FOR STOCK. Payment for the Stock (including Option shares) which the underwriters agree to purchase shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, upon delivery to the Managers of certificates for shares of stock and Warrants in definitive form in such numbers and registered in such names as the Managers request in writing at least two full business days prior to such delivery.

       3.02.02. CLOSING. The time and date of delivery and payment hereunder is herein called the "Closing Date" and shall take place at the office of Berthel in Cedar Rapids, Iowa at 11:00 A.M. central time on the third business day following the execution of this Agreement. Should the underwriting group elect to exercise any part of the over-allotment option pursuant to Section 3.01 above, the time and date of delivery and payment for said over-allotment shares shall be as mutually agreed, but not later than the 45th calendar day after the "Closing Date." Said date is hereinafter referred to as the "Over-Allotment Closing Date."

       3.02.03. INSPECTION OF CERTIFICATES. For the purpose of expediting the checking and packaging of the certificates for shares and Warrants, the Company agrees to make the form of certificates available for inspection by the Managers at least one business day prior to the proposed delivery date.

     3.03. SALE OF WARRANTS. The Company will sell and deliver to the Managers, at a purchase price of $.01 per Warrant, Warrants, dated the date of Closing, substantially in the form of Exhibit A, attached hereto and by this reference incorporated herein, evidencing the right of designees of Berthel to purchase _______________________ shares of Warrant Stock; the right of designees of Westport to purchase ____________________________ shares of Warrant Stock; and the right of designees of Marion Bass to purchase _____________________________ shares of Warrant Stock at the price per share and upon the terms and conditions provided in the Warrants. The Company shall not be obligated to sell and deliver the Warrants, and the Managers will not be obligated to purchase and pay for the Warrants, except upon payment for the shares of stock pursuant to Subsection
3.02.01 hereof.



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     3.04. UNDERWRITER'S EXPENSE ALLOWANCE. It is understood that the Company shall reimburse the Managers for their actual out-of-pocket expenses in the amount of UP TO 1.365% of the gross proceeds from the offering, excluding proceeds from the sale of the over-allotment shares. At the Closing and, if applicable, on the Over-Allotment Closing Date, the Company shall pay to the Managers the unpaid balance of such allowance to defray the expenses incurred by the Underwriters in connection with the offering. The Underwriters shall be solely responsible for all expenses incurred by the Underwriters in connection with the offering including, but not limited to, the expenses of their own counsel, except with respect to costs of qualifying the stock under the state securities or blue sky laws to the extent expressly set forth in subsection 5.07 hereof.


     3.05. REPRESENTATIONS OF THE PARTIES. The parties hereto respectively represent that as of the Closing Date the representations herein contained and the statements contained in all the certificates theretofore or simultaneously delivered by any party to another, pursuant to this Agreement, shall in all material respects be true and correct.

     3.06. POST-CLOSING INFORMATION. The Managers covenant that reasonably promptly after the Closing Date, they will supply the Company with all such information as the Company may reasonably request to be supplied to the securities commissions of such states in which the Stock has been qualified for sale.

     3.07. RE-OFFERS BY SELECTED DEALERS. On each sale by the Underwriters of any of the Stock to selected dealers, the Managers shall require the selected dealer purchasing any such Stock to agree to re-offer the same on the terms and conditions of the offering set forth in the Registration Statement and Prospectus.

                                    SECTION 4

                      REGISTRATION STATEMENT AND PROSPECTUS

     4.01. DELIVERY OF REGISTRATION STATEMENTS. The Company shall deliver to the Managers without charge two signed copies of the Registration Statement, including all financial statements and exhibits filed therewith and any amendments or supplements thereto, and shall deliver without charge to the Managers five conformed copies of the Registration Statement and any amendment or supplement thereto, including such financial statements and exhibits. The signed copies of the Registration Statement so furnished to the Managers will include signed copies of any and all consents and certificates of the independent public accountant certifying to the financial statements included in the Registration Statement and Prospectus and signed copies of any and all consents and certificates of any other persons whose profession gives authority to statements made by them and who are named in the Registration Statement or Prospectus as having prepared, certified, or reviewed any part thereof.

     4.02. DELIVERY OF PRELIMINARY PROSPECTUS. The Company will deliver to the Managers, without charge, as many copies of each Preliminary Prospectus filed with the Commission bearing


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in red ink the statement required by Regulation S-K, Item 501(c)(8) as may be reasonably requested by the Underwriters. The Company consents to the use of such documents by the Underwriters and by dealers prior to the Effective Date. The Company will deliver at its expense such copies of the Preliminary Prospectus as the Managers may deem reasonably necessary in order to recirculate the Preliminary Prospectus and/or to permit compliance with the provisions of Rule 15c-2(8)(b) promulgated pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act").

     4.03. DELIVERY OF PROSPECTUS. The Company will deliver, at its expense, as many printed copies of the Prospectus as the Managers may reasonably request for the purposes contemplated by this Agreement and shall deliver said printed copies of the Prospectus to the Managers as soon as practicable on effectiveness of this Agreement, but in no event more than one business day after the date of this Agreement. The Company will deliver such additional copies at its expense as may be reasonably necessary to permit dealers to comply with the requirements of Rule 174 promulgated pursuant to the Act.

     4.04. FURTHER AMENDMENTS AND SUPPLEMENTS. If during such period of time as in the opinion of the Managers or their respective counsel a Prospectus is required to be delivered under the Act, any event occurs or any event known to the Company relating to or affecting the Company shall occur as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time after the Effective Date to amend or supplement the Prospectus to comply with the Act, the Company will forthwith notify the Managers thereof and prepare and file with the Commission such further amendment to the Registration Statement or supplemental or amended Prospectus as may be required and furnish and deliver to the Managers and to others whose names and addresses are designated by the Managers, all at the cost of the Company, a reasonable number of copies of the amended or supplemented Prospectus which as so amended or supplemented will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the Prospectus, in the light of the circumstances under which it is delivered to a purchaser or prospective purchaser, not misleading, and which will comply in all material respects with the Act.

     4.05. USE OF PROSPECTUS. The Company authorizes the Underwriters in connection with the distribution of the Stock and all dealers to whom any of the Stock may be sold by the Underwriters to use the Prospectus as from time to time amended or supplemented, in connection with the offering and sale of the Stock and in accordance with the applicable provisions of the Act and the applicable Rules and Regulations and applicable state blue sky or securities laws.

                                    SECTION 5

                            COVENANTS OF THE COMPANY

         The Company covenants and agrees with the Underwriters that:



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     5.01. OBJECTION OF MANAGERS TO AMENDMENTS OR SUPPLEMENTS. After the
Effective Date, the Company will not at any time, file any amendment or supplement to the Registration Statement or Prospectus, unless and until a copy of such amendment or supplement has been previously furnished to the Managers within a reasonable time period prior to the proposed filing thereof, or to which the Managers or counsel for the Managers has reasonably objected, in writing, on the ground that such amendment or supplement is not in compliance with the Act or the Rules and Regulations.


     5.02. BEST-EFFORTS TO CAUSE AMENDMENTS TO BECOME EFFECTIVE. The Company will use its best efforts to cause any post-effective amendment subsequently filed, to become effective as promptly as reasonably practicable and will promptly advise the Managers, and will confirm such advice in writing (i) when any amendment to the Registration Statement shall have become effective and when any amendment of or supplement to the Prospectus shall be filed with the Commission, (ii) when the Commission shall make a request or suggestion for any amendment to the Registration Statement or the Prospectus or for additional information and the nature and substance thereof, (iii) of the issuance by the Commission of an order suspending the effectiveness of the Registration Statement pursuant to Section 8 of the Act or of the initiation of any proceedings for that purpose, (iv) of the happening of any event, during the period of time as in the opinion of the managers or their respective counsel a prospectus is required to be delivered under the act, which in the judgment of the Company makes any material statement in the Registration Statement or Prospectus untrue or which requires the making of any changes in the Registration Statement or Prospectus in order to make the statements therein not misleading, and (v) of the refusal to qualify or the suspension of the qualification of the Stock by any authority of competent jurisdiction for offering or sale in any jurisdiction, or of the institution of any proceedings by any authority of competent jurisdiction for any of such purposes. The Company will use every reasonable effort to prevent the issuance of any such order or of any order preventing or suspending such use, to prevent any such refusal to qualify or any such suspension, and to obtain as soon as possible a lifting of any such order, the reversal of any such refusal and the termination of any such suspension.


     5.03. PREPARATION AND FILING OF AMENDMENTS AND SUPPLEMENTS. The Company will prepare and file promptly with the Commission, upon request of the Managers, such amendments or supplements to the Registration Statement or Prospectus, in form satisfactory to counsel to the Company, as in the opinion of counsel to the Managers and of counsel to the Company may be necessary in connection with the offering or distribution of the Stock and will use its best efforts to cause the same to become effective as promptly as possible.


     5.04. BLUE SKY QUALIFICATION. The Company will, when and as requested by the Managers, use reasonable efforts in cooperation with the Managers to qualify the Stock or such part thereof as the Managers may determine for sale under the so-called blue sky laws of the States of North Carolina and Iowa and of so many other states as the Managers may reasonably request, and to continue such qualification in effect so long as required for the purposes of the distribution of the Stock.




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     5.05. FINANCIAL STATEMENTS. The Company at its own expense will prepare and give and will continue to give such financial statements and other information to and as may be required by the Commission, or the proper public bodies of the states in which the Stock may be qualified.

     5.06. REPORTS AND FINANCIAL STATEMENTS TO THE MANAGERS. During the period of five years from the Closing Date, the Company will deliver to the Managers
(i) copies of each annual report of the Company and reports filed by the Company pursuant to the Exchange Act, (ii) copies of all other statements, documents, or other information which the Company shall mail or otherwise make available to any class of its security holders, or shall file with Commission; and (iii) upon request in writing from the Managers, furnish to the Managers such other information as may reasonably be requested and which may be properly disclosed to the Managers with reference to the property, business and affairs of the Company and its subsidiaries, if any.


     5.07. EXPENSES PAID BY THE COMPANY. The Company will pay, whether or not the transactions contemplated hereunder are consummated or this Agreement is prevented from becoming effective or is terminated, all costs and expenses incident to the performance of its obligations under this Agreement, including all expenses incident to the authorization of the Stock and their issue and delivery to the Managers, any original issue taxes in connection therewith, all transfer taxes, if any, incident to the initial sale of the Stock to the public, the fees and expenses of the Company's counsel and accountants, the costs and expenses incident to the preparation, printing and filing under the Act and with the National Association of Securities Dealers, Inc. of the Registration Statement, any Preliminary Prospectus and the Prospectus and any amendments or supplements thereto, the cost of printing, reproducing and filing all exhibits to the Registration Statement, the underwriting documents and the Selected Dealers Agreement, the cost of printing and furnishing to the Managers copies of the Registration Statement and copies of the Prospectus as herein provided, and the cost of qualifying the Stock under the state securities or Blue Sky laws as provided in Section 5.04 herein, including expenses and disbursements of the Managers incurred in connection with such qualification.


     5.08. REPORTS TO SHAREHOLDERS. During the period of five years from the Closing Date, the Company will, in compliance with the requirements of the Exchange Act and rules for Small Cap listed companies on the National Association of Securities Dealers Automated Quotation system, render and distribute reports to its shareholders which will include audited statements of its operations and changes of financial position during such period and its balance sheet as of the end of such period, as to which statements the Company's independent certified public accountants shall have rendered an opinion.


     5.09. SECTION 11(A) FINANCIALS. The Company will make generally available to its security holders and will deliver to the Managers, as soon as practicable, but in no event later than the first day of the sixteenth full calendar month following the Effective Date, an earnings statement (as to which no opinion need be rendered but which will satisfy the provisions of Section 11(a) of the Act) covering a period of at least 12 months beginning after the Effective Date.

     5.10. POST-EFFECTIVE AVAILABILITY OF PROSPECTUS. Within the time during which the Prospectus is required to be delivered under the Act, the Company will comply, at its own expense, with all requirements imposed upon it by the Act, as now or hereafter amended, by the Rules and Regulations, as from time to time may be in force, and by any order of the Commission, so far as necessary to permit the continuance of sales or dealings in the Stock.

     5.11. APPLICATION OF PROCEEDS. The Company will apply the net proceeds from the sale of the Stock substantially in the manner set forth in the Registration Statement and Prospectus.


     5.12. UNDERTAKINGS OF CERTAIN SHAREHOLDERS. The Company will deliver to the Managers, on the effective date, the undertaking of each of Joseph M. Harris and Vernon B. Brannon that such person shall not directly or indirectly offer or sell to the public, or privately, any shares of common stock or other equity securities of the Company for a period of twelve months from the Effective Date without Berthel's prior written consent.


     5.13. DELIVERY OF DOCUMENTS. At the Closing, the Company will deliver to the Managers true and correct copies of the certificate of incorporation of the Company and all amendments thereto, all such copies to be certified by the Secretary of State of the State of Delaware; true and correct copies of the bylaws of the Company and of the minutes of all meetings of the directors and shareholders of the Company held prior to the Closing Date which in any way relate to the subject matter of this Agreement; and true and correct copies of all material contracts to which, the Company is a part, other than contracts for the sale of products or services in the normal course of business.

     5.14. COOPERATION WITH UNDERWRITER'S DUE DILIGENCE. At all times prior to the Closing Date, the Company will cooperate with the Managers in such investigation as the Managers may make or cause to be made of all the properties, business and operations of the Company in connection with the purchase and public offering of the Stock, and the Company will make available to the Managers in connection therewith such information in its possession as the Managers may reasonably request.


     5.15. NO SALE PERIOD. No offering, sale or other disposition of any common stock, equity securities will be made within one year after the Effective Date, directly or indirectly, by the Company, otherwise than hereunder or with Berthel's consent, except that the Company shall be permitted without further consent from Berthel to offer, sell or otherwise dispose of common stock or other equity securities as consideration for the execution of new Management and Services Agreements.


     5.16. APPOINTMENT OF TRANSFER AGENT. The Company has appointed First Union National Bank as Transfer Agent for the Stock subject to the Closing. The Company will not voluntarily change or terminate such appointment for a period of three years from the Effective Date without first obtaining the written consent of the Managers, which consent shall not be unreasonably withheld.

     5.17. COMPLIANCE WITH CONDITIONS PRECEDENT. The Company will use all reasonable efforts to comply or cause to be complied with the conditions precedent to the several obligations of the Underwriters in Section 8 hereof.


     5.18. REGISTRATION UNDER THE EXCHANGE ACT. The Company has registered the class of equity securities that includes the Stock by filing with the Commission a registration statement (and such copies thereof as the Commission may require) with respect to such security, to register a security pursuant to subsection (g) of Section 12 of the Act.

     5.19. APPLICATION TO NASDAQ SMALL CAP. The Company has applied for and obtained admission for quotation of the Stock on the Small Cap listing of the National Association of Securities Dealers Automated Quote system commencing the next business day following the Effective Date.

     5.20 BERTHEL'S Board OBSERVER. Following the Closing, and for a period of three (3) years after the Closing, the Company will grant to Berthel the right to designate one individual, to whom the Company shall give notice of, and whom the Company shall permit to attend and observe meetings of the Board of Directors of the Company.


     5.21 KEY MAN LIFE INSURANCE. The Company has in force, and will maintain for a period of five (5) years following the Closing, "key man" life insurance on the life of Joseph M. Harris, in the amount of $1,000,000.

                                    SECTION 6

                                 INDEMNIFICATION


     6.01. INDEMNIFICATION BY COMPANY. The Company agrees to indemnify and hold harmless the Underwriters and each person, if any, who controls any of the Underwriters within the meaning of Section 15 of the Act against any and all losses, claims, damages, liabilities or expenses incurred by them, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, all as of the date when the Registration Statement or such amendment, as the case may be, becomes effective, or any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (as amended or supplemented if the Company shall have filed with the Commission any amendments thereof or supplements thereto), or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the indemnity agreement contained in this subsection 6.01 shall not apply to amounts paid in settlement of any litigation if such settlements are effected without the written consent of the Company, nor shall it apply to the Underwriters or any person controlling the Underwriters in respect of any such losses, claims, damages, liabilities or actions arising out of or based upon any such untrue statements or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon information furnished in writing to the Company by any Underwriter specifically for use in connection with the preparation of the Registration Statement and Prospectus or any such amendment or supplement thereto. This indemnity agreement is in addition to any other liability which the Company may otherwise have to the Underwriters. The Underwriters agree within ten days after the receipt by them of written notice of the commencement of any action against them or against any person controlling them as aforesaid, in respect of which indemnity may be sought from the Company on account of the indemnity agreement contained in this subsection 6.01, to notify the Company in writing of the commencement thereof. The failure of the Underwriters so to notify the Company of any such action shall relieve the Company from any liability which it may have to the Underwriters or any person controlling them as aforesaid on account of the indemnity agreement contained in this subsection 6.01, but shall not relieve the Company from any other liability which it may have to the Underwriters or such controlling person. In case any such action shall be brought against the Underwriters, or any of them, or any such controlling person and the Managers shall notify the Company of the commencement thereof, the Company shall be entitled to participate in (and, to the extent that it shall wish, to direct) the defense thereof at its own expense, but such defense shall be conducted by counsel reasonably satisfactory to the Managers or such controlling person or persons, defendant or defendants in such litigation. The Company agrees to notify the Managers promptly of commencement of any litigation or proceedings against it or any of its officers or directors, of which it may be advised, in connection with the issue and sale of any of its securities and to furnish to the Managers, at their request, copies of all pleadings therein and permit the Managers to be an observer therein and apprise the Managers of all developments therein, all at the Company's expense. Notwithstanding the foregoing, in no event shall the indemnification agreement contained in this Section 6.01 inure to the benefit of any Managers (or any person controlling such Managers) on account of any losses, claims, damages, liabilities or actions arising from the sale of the common stock upon the public offering to any person by such Managers if such losses, claims, damages, liabilities or actions arise out of, or are based upon, an untrue statement or omission or alleged untrue statement or omission in a Preliminary Prospectus and if the Prospectus shall correct the untrue statement or omission or the alleged untrue statement or omission which is the basis of the loss, claim, damage, liability or action for which indemnification is sought and a copy of the Prospectus had not been sent or given to such person at or prior to the confirmation of such sale to him in any case where such delivery is required by the Securities Act, unless such failure to deliver the Prospectus was a result of non-compliance by the Company with Section 4.03 hereof.


     6.02. INDEMNIFICATION BY UNDERWRITERS. The Underwriters severally agree to indemnify and hold harmless the Company, the directors of the Company, each of the Company's officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act against any and all losses, liabilities, claims, damages and expenses described in the indemnity contained in subsection 6.01 as incurred by them, but only with respect to any statement in or omission from, or alleged untrue statement or omissions made in the Registration Statement or any amendment thereto, or the Prospectus (as amended or as supplemented, if amended or supplemented as aforesaid) or any application or other document filed in any state or jurisdiction in order to qualify the Stock under the blue sky or securities laws thereof, or any information furnished pursuant to Section 3.05 hereof, if such statement or omission was made in reliance upon information furnished in writing to the Company by the Underwriters on its behalf specifically for use in connection with the preparation thereof or supplement thereto. The Underwriters shall not be liable for amounts paid in settlement of any litigation if such settlement was effected without the consent of the Underwriters. In case of commencement of any action in respect of which indemnity may be sought from the Underwriters on account of the indemnity agreement contained in this subsection 6.02, each person agreed to be indemnified by the Underwriters shall have the same obligation to notify the Underwriters as the Underwriters have toward the Company in subsection 6.01 above, subject to the same loss of indemnity in the event such notice is not given, and the Underwriters shall have the same right to participate in (and, to the extent that they shall wish, to direct) the defense of such action at their own expense, but such defense shall be conducted by counsel reasonably satisfactory to the Company. The Underwriters agree to notify the Company promptly of the commencement of any litigation or proceeding against the Underwriters or against any such controlling person, of which it may be advised, in connection with the issue and sale of any of the securities of the Company, and to furnish to the Company at its request copies of all pleadings therein and apprise it of all the developments therein, all at the Underwriters' expense, and permit the Company to be an observer therein.


                                    SECTION 7

         There is no Section 7.

                                    SECTION 8

                   CONDITIONS OF THE UNDERWRITERS' OBLIGATIONS

         The Underwriters' obligations hereunder to purchase the Stock and to make payment to the Company hereunder on the Closing Date shall be subject to the accuracy, as of the Closing Date, of the representations and warranties on the part of the Company herein contained, to the performance by the Company of all its agreements herein contained, to the fulfillment of or compliance by the Company with all covenants and conditions hereof, and to the following additional conditions:

     8.01. EFFECTIVENESS OF REGISTRATION STATEMENT. The Registration Statement has been made effective by the Commission, and no order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission or shall be pending; any request for additional information on the part of the Commission (to be included in the Registration Statement or Prospectus or otherwise) has been complied with to the satisfaction of the Commission; and neither the Registration Statement or the Prospectus nor any amendment thereto shall have been filed to which counsel to the Managers shall have reasonably objected in writing or have not given their consent.


     8.02. ACCURACY OF REGISTRATION STATEMENT. The Managers shall not have disclosed in writing to the Company that the Registration Statement or the Prospectus or any amendment thereof or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel to the Managers, is material, or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein, or is necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.


     8.03. CASUALTY AND OTHER CALAMITY. Between the date hereof and the Closing Date, the Company shall not have sustained any loss on account of fire, explosion, flood, accident, calamity or any other cause, of such character as materially adversely affects its business or property considered as an entire entity, whether or not such loss is covered by insurance, and neither Joseph M. Harris, President of the Company nor Vernon B. Brannon, Chief Financial Officer of the Company shall have suffered any injury or disability of a nature which would materially adversely affect his ability to properly function as an officer and director of the Company.

     8.04. LITIGATION AND OTHER PROCEEDINGS. Between the date hereof and the Closing Date, there shall be no litigation instituted or threatened against the Company and there shall be no proceeding instituted or threatened against the Company before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding would materially adversely affect the business, franchises, licenses, patents, operations or financial condition or income of the Company considered as a whole.

     8.05. LACK OF MATERIAL CHANGE. Except as contemplated herein or as set forth in the Registration Statement and Prospectus, during the period subsequent to the date of the last audited balance sheet included in the Registration Statement and prior to the Closing Date, the Company (A) shall have conducted its business in all material respects in the usual and ordinary manner as the same was being conducted on the date of the last audited balance sheet included in the Registration Statement, and (B) except in the ordinary course of its business, the Company shall not have incurred any material liabilities or obligations (direct or contingent) or disposed of any material portion of its assets, or entered into any material transaction or suffered or experienced any substantially adverse change in its condition, financial or otherwise. At the Closing Date, the capital stock and surplus accounts of the Company shall be substantially the same as at the date of the last audited balance sheet included in the Registration Statement, without considering the proceeds from the sale of the Stock, other than as may be set forth in the Prospectus, and except as the surplus reflects the result of continued losses from operations.

     8.06. REVIEW BY UNDERWRITER'S COUNSEL. The authorization of the Stock, the Warrants, the Warrant Stock, the Registration Statement, the Prospectus and all corporate proceedings and other legal matters incident thereto and to this Agreement shall be reasonably satisfactory in all material respects to counsel to the Managers.


     8.07. OPINION OF COUNSEL. The Company shall have furnished to the Managers the opinion, or opinions, dated the Closing Date, addressed to the Managers, from counsel to the Company reasonably acceptable to the Managers and their counsel, to the effect that based upon a review of the Registration Statement, Prospectus, the Company's certificate of incorporation, bylaws, and relevant corporate proceedings, an examination of such statutes as they deem necessary and such other investigation as they deem necessary to express such opinion:


                  (i) The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of Delaware, with full corporate power and authority to own and operate its properties and to carry on its business as set forth in the Registration Statement and Prospectus.


                  (ii) The Company is qualified as a foreign corporation in the state of North Carolina and there is no other state in which the Company's ownership of property or its conduct of business known to such counsel requires such qualification and where the failure to so qualify would have a material adverse effect on its operations.


                  (iii) The Company has authorized and outstanding capital stock as set forth in the Registration Statement and Prospectus; the outstanding common stock of the Company, the Stock, and the Warrants conform to the statements concerning them in the Registration Statement and Prospectus; the outstanding common stock of the Company has been duly and validly issued and is fully-paid and nonassessable and contains no preemptive rights; the Stock and the shares of Warrant Stock issuable upon exercise of the Warrants will be, upon issuance thereof and payment therefor in accordance with this Agreement and the Warrants, duly and validly issued, fully paid and nonassessable, and will not be subject to the preemptive rights of any shareholder of the Company.

                  (iv) The Warrants have been duly and validly authorized and issued and are valid and binding instruments enforceable in accordance with their terms under the laws of the State of Delaware.

                  (v) A sufficient number of shares of common stock have been duly reserved for issuance upon exercise of the Warrants.


                  (vi) To the knowledge of such counsel, no consents, approvals, authorizations or orders of regulatory agencies, offices or authorities are known to such counsel which are necessary for the valid authorization, issue or sale of the Stock hereunder, except as required under the Act or blue sky or state securities laws or such as have been obtained.

                  (vii) The issuance and sale of the Stock, the Warrants, and the consummation of the transactions contemplated by this Agreement and compliance with the terms of this Agreement by the Company will not violate or result in a breach by the Company of any of the terms, conditions, or provisions of or constitute a default by the Company under the certificate of incorporation, or bylaws of the Company, or any material note, indenture, mortgage, deed of trust, or other material agreement or instrument known to such counsel (as identified on a schedule attached to such opinion) to which the Company is a party or by which the Company or any of its property is bound or any existing law (provided this paragraph shall not relate to federal or state securities laws), order, rule, regulation, writ, injunction, or decree known to such counsel of any government, governmental instrumentality, agency, body, arbitration tribunal, or court, domestic or foreign, having jurisdiction over the Company or its property.

                  (viii) The Registration Statement has become effective under the Act and, to the knowledge of such counsel, no order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened by the Commission under the Act; the Registration Statement and Prospectus, and each amendment and supplement thereto, as of the effective date comply as to form in all material respects with the requirements of the Act and the Rules and Regulations thereunder; all contracts, to the extent described in the Registration Statement or Prospectus, are sufficiently summarized or described therein, or filed as exhibits thereto as required, and such counsel does not know of any other contracts required to be summarized or disclosed or filed as exhibits; and such counsel, does not know of any legal or governmental proceedings pending or threatened to which the Company is the subject which might reasonably be expected to result in a material adverse effect.

                  (ix) This Agreement has been duly authorized and executed by the Company.

                  (x) The operations of the Company are in material compliance with applicable state law governing permitted owners of engineering and architectural firms, and governing the splitting of professional fees paid to engineers and architects with persons not licensed to engage in such professions.

         As to routine factual matters such as the issuance of stock certificates and receipt of payment therefor, the states in which the Company transacts business, the adoption of resolutions reflected by the Company's minute book and the like, such counsel may rely on the certificate of an appropriate officer of the Company.


       8.08.01. ACCOUNTANT'S LETTER. The Managers shall have received a letter addressed to it and dated the date of this Agreement and the Closing Date, respectively, from Deloitte & Touche LLP, independent public accountants for the Company, stating that (i) with respect to the Company they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and the response to Item 509 of Regulation S-K as reflected by the Registration Statement is correct insofar as it relates to them; (ii) in their opinion, the financial statements examined by them of the Company at all dates and for all periods referred to in their opinion and included in the Registration Statement and Prospectus, comply in all material respects with the applicable accounting requirements of the Act and the published Rules and Regulations thereunder with respect to registration statements on Form S-1; (iii) on the basis of certain indicated procedures (but not an examination in accordance with generally accepted auditing standards), including examinations of the instruments of the Company set forth under "Capitalization" in the Prospectus, a reading of the latest available interim unaudited financial statements of the Company, whether or not appearing in the Prospectus, inquiries of the officers of the Company or other persons responsible for its financial and accounting matters regarding the specific items for which representations are requested below and a reading of the minute books of the Company, nothing has come to their attention which would cause them to believe that during the period from the last audited balance sheet included in the Registration Statement to a specified date not more than five days prior to the date of such letter (a) there has been any change in the capital stock or other securities of the Company or any payment or declaration of any dividend or other distribution in respect thereof or exchange therefor from that shown on its latest audited balance sheet which was included in the Prospectus or in the debt of the Company from that shown or contemplated under "Capitalization" in the Registration Statement or Prospectus other than as set forth in or contemplated by the Registration Statement or Prospectus; (b) there have been any material decreases in net current assets or net assets as compared with amounts shown in the last audited balance sheet included in the Prospectus so as to make said financial statements misleading; and (c) on the basis of the indicated procedures and inquiries referred to in clause (iii) above, nothing has come to their attention which, in their judgment, would cause them to believe or indicate that (1) the unaudited financial statements and schedules set forth in the Registration Statement and Prospectus do not present fairly the financial position and results of operations of the Company, for the periods indicated, in conformity with the generally accepted accounting principles applied on a consistent basis with the audited financial statements, OR (2) the dollar amounts, percentages and other financial information set forth in the Registration Statement and Prospectus under the captions "Prospectus Summary," "Risk Factors," "Dilution," "Capitalization," "Management Stock Option Plan," "Principal Stockholders" and "Certain Transactions," are not in agreement with the Company's general ledger, financial records or computations made by the Company therefrom.

       8.08.02. CONFORMED COPIES OF ACCOUNTANT'S LETTER. The Managers shall be furnished without charge, in addition to the original signed copies, such number of signed or photostatic or conformed copies of such accountants' letter as the Managers shall reasonably request.


     8.09. OFFICERS' CERTIFICATE. The Company shall have furnished to the Managers a certificate of the Company, executed by the President and Chief Financial Officer, dated as of the Closing Date, to the effect that:

                  (i) The representations and warranties of the Company in this Agreement are true and correct at and as of the Closing Date, and the Company has complied with all the agreements and has satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

                  (ii) The Registration Statement has become effective and no order suspending the effectiveness of the Registration Statement has been issued and to the best of the knowledge of the respective signers, no proceeding for that purpose has been initiated or is threatened by the Commission.

                  (iii) They have each carefully examined the Registration Statement and Prospectus and any amendments and supplements thereto, and to the best of their knowledge, the Registration Statement and the Prospectus and any amendments and supplements thereto contain all statements required to be stated therein, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading and, since the Effective Date, there has occurred no event required to be set forth in an amended or a supplemented Prospectus which has not been so set forth.


                  (iv) Except as set forth in the Registration Statement and Prospectus, since the respective dates as of which the periods for which information is given in the Registration Statement and Prospectus and prior to the date of such certificate (A) there has not been any substantially adverse change, financial or otherwise, in the affairs or condition of the Company, and
(B) the Company has not incurred any material liabilities, direct or contingent, or entered into any material transactions, otherwise than in the ordinary course of business.

                  (v) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, no dividends or distribution whatever have been declared and/or paid on or with respect to the common stock of the Company.

     8.10. TENDER OF DELIVERY OF STOCK. All of the Stock being offered by the Company and the Warrants being purchased from the Company by the Managers shall be tendered for delivery in accordance with the terms and provisions of this Agreement.


     8.11. BLUE SKY QUALIFICATION. The Stock shall be qualified in such states as the Managers may reasonably request pursuant to Section 5.04, and each such qualification shall be in effect and not subject to any stop order or other proceeding by a regulating authority of competent jurisdiction on the Closing Date.


     8.12. APPROVAL OF UNDERWRITER'S COUNSEL. All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance satisfactory to counsel to the Managers, whose approval shall not be unreasonably withheld. The suggested form of such documents shall be provided to the counsel for the Managers at least one business day before the Closing Date. The Underwriter's counsel will provide a written memorandum stating such closing documents which he deems necessary for their review. Such memorandum shall be delivered five business days before the Closing Date to counsel for the Company.

     8.13. OFFICERS' CERTIFICATE AS A COMPANY REPRESENTATIVE. Any certificate signed by an officer of the Company and delivered to the Managers or to counsel for the Managers will be deemed a representation and warranty by the Company to the Managers as to the statements made therein.

                                    SECTION 9

                                   TERMINATION

     9.01. TERMINATION BECAUSE OF NON-COMPLIANCE. This Agreement may be terminated by the Managers by notice to the Company at any time prior to the Closing Date in the event that the Company shall have failed or been unable to comply with any of the terms, conditions or provisions of this Agreement on the part of the Company to be performed, complied with or fulfilled on or prior to the Closing (including but not limited to those specified in Sections 2, 3, 4, 5, and 8 hereof) within the respective times herein provided for, unless compliance therewith or performance or satisfaction thereof shall have been expressly waived by the Managers in writing.

     9.02. MARKET OUT TERMINATION. This Agreement may be terminated by the Managers by notice to the Company at any time on or prior to the Closing Date if, in the reasonable judgment of the Managers, payment for and delivery of the Stock is rendered impracticable or inadvisable because (i) trading in securities generally on the New York Stock Exchange, American Stock

Exchange, or NASDAQ shall have been halted, suspended or materially limited,
(ii) a general moratorium on commercial banking activities in New York, Iowa, North Carolina or Delaware shall have been declared by either federal or state authorities, or (iii) a war or other national calamity, crisis or change in political, financial, or economic conditions, shall have occurred, the effect of which on the financial markets of the United States is such that it would be undesirable, impracticable or inadvisable in the reasonable judgment of the Managers to proceed or continue with this Agreement or with the public offering. Notice of such termination may be given to the Company by telegram, telecopy or telephone and shall subsequently be confirmed by letter.

     9.03. EFFECT OF TERMINATION HEREUNDER. Any termination of this Agreement pursuant to this Section 9 shall be without liability of any character (including, but not limited to, loss of anticipated profits or consequential damages) on the part of any party thereto, except that the Company shall remain obligated to pay the costs and expenses provided to be paid by it pursuant to
Section 5.07; and the Company and the Managers shall be obligated to pay, respectively, all losses, claims, damages or liabilities, joint or several, under Section 6.01 in the case of the Company and Section 6.02 in the case of the Managers.

                                   SECTION 10

                  UNDERWRITERS' REPRESENTATIONS AND WARRANTIES

         The Underwriters represent and warrant to and agree with the Company that:
    10.01. REGISTRATION AS BROKER-DEALER AND MEMBER OF NASD. Each Underwriter is registered as a broker-dealer with the Commission and is registered as a broker-dealer in all states in which it conducts business and is a member in good standing of the National Association of Securities Dealers, Inc.


    10.02. NO PENDING PROCEEDINGS. There is not now pending or threatened against the Managers any action or proceeding of which they have been advised, by or before the Commission or any state securities commission concerning its activities as a broker or dealer, nor has any of the Managers been named as a "cause" in any such action or proceeding.

    10.03. COMPANY'S RIGHT TO TERMINATE. In the event any action or proceeding of the type referred to in Section 10.02 above shall be instituted or threatened against the Managers at any time prior to the Closing Date, or in the event there shall be filed by or against any of the Managers in any court pursuant to any federal, state, local or municipal statute, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of any of the assets or if any of them makes an assignment for the benefit of creditors, the Company shall have the right upon written notice to the Managers to terminate this Agreement without any liability to the Managers of any kind except for the payment of expenses as provided herein.

                                   SECTION 11

                                     NOTICE

         Except as otherwise expressly provided in this Agreement:

     11.01. NOTICE TO THE COMPANY. Whenever notice is required by the provisions of this Underwriting Agreement to be given to the Company, such notice shall be in writing addressed to the Company as follows:

                           HLM Design, Inc.
                           c/o Mr. Joseph M. Harris
                           121 West Trade Street, Suite 2950
                           Charlotte, North Carolina  28202

                           with a copy to:

                           Mr. Gary C. Ivey
                           Parker, Poe, Adams & Bernstein L.L.P.
                           2500 Charlotte Plaza
                           Charlotte, North Carolina 28244

    11.02. NOTICE TO THE UNDERWRITERS. Whenever notice is required by the provisions of this Agreement to be given to the Underwriters, such notice shall be given in writing addressed to the Managers at the addresses set out at the beginning of this Agreement, with a copy to:

                           Mr. Michael K. Denney
                           Bradley & Riley, P.C.
                           100 First Street S.W.
                           Cedar Rapids, Iowa  52404


                                   SECTION 12

                                  MISCELLANEOUS

    12.01. BENEFIT. This Agreement is made solely for the benefit of the Underwriters, and the Company, their respective officers and directors and (for the limited purposes of Section 6 hereof) any controlling person referred to in
Section 15 of the Act, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successor" or the term "successors and assigns" as used in this Agreement shall not include any purchasers, as such, of any of the Stock.

    12.02. SURVIVAL. The respective indemnities, agreements, representations, warranties, covenants and other statements of the Company or its officers as set forth in or made pursuant to this Agreement and the indemnity agreements of the Company and the Underwriters contained in Section 6 hereof shall survive and remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company or the Underwriters or any such officer or director thereof or any controlling person of the Company or of the Underwriters, (ii) delivery of or payment for the Stock, and (iii) the Closing Date. Any successor of the Company and the Underwriters or any controlling person, officer or director thereof, as the case may be, shall be entitled to the benefits hereof.

     12.03. GOVERNING LAW. The validity, interpretation and construction of this Agreement and of each part hereof will be governed by the laws of the State of Iowa.

    12.04. UNDERWRITERS' INFORMATION. The statements with respect to the public offering of the Stock on the cover page of the Prospectus and under the caption "Underwriting" in the Prospectus constitute the written information furnished by or on behalf of the Underwriters referred to in subsection 2.02 hereof, in subsection 6.01 hereof and subsection 6.02 hereof.


     12.05. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which may be deemed an original and all of which together will constitute one and the same instrument.


       12.06 TERMINATION OF LETTER OF INTENT. Upon the execution and delivery hereof, that certain Letter of Intent between Berthel and the Company executed by the Company as of August 12, 1997 is hereby terminated and superseded in all respects and is of no further force or effect.

                    SIGNATURE PAGE FOR UNDERWRITING AGREEMENT


Please confirm that the foregoing correctly sets forth the Agreement between you and the Company.

                                    Very truly yours,

                                    HLM Design, Inc.


                                    By: __________________________________
                                    Joseph M. Harris, President


                                    By: __________________________________
                                    Vernon B. Brannon, Chief Financial Officer

          ACCEPTANCE AND ACKNOWLEDGMENT PAGE FOR UNDERWRITING AGREEMENT



WE HEREBY CONFIRM AS OF THE DATE HEREOF
THAT THE ABOVE LETTER SETS FORTH THE
AGREEMENT BETWEEN THE COMPANY AND THE
UNDERWRITERS.


Berthel Fisher & Company Financial Services, Inc.

(for itself and as  representative of the members of the Underwriting Group)



By: ____________________________________
         Thomas J. Berthel, Chairman


Westport Resources Investment Services, Inc.

(for itself)



By: ____________________________________
         John Lane, Vice President


Marion Bass Securities Corporation

(for itself)



By: ____________________________________
         Marion Bass, President

                                   SCHEDULE I


                            UNDERWRITING COMMITMENTS


Berthel Fisher & Company Financial Services, Inc.                         shares

Westport Resources Investment Services, Inc.                              shares

Marion Bass Securities Corporation                                        shares





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